UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2005

CHEETAH OIL & GAS LTD.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-26907

(Commission File Number)

93-1118938

(IRS Employer Identification No.)

Second Floor, 498 Ellis Street, Penticton, British Columbia, Canada V2A 4M2 (250) 497-6072

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (250) 497-6072

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On May 27, 2005, we closed a private placement consisting of 1,200,000 units at a price of $5.00 per unit. Each unit consists of one share of common stock and one share purchase warrant. Each warrant entitles the holder to purchase an additional share of common stock in the Registrant at a price of $7.00 per share and is exercisable for a period of one year from the effective date of the registration statement to be filed with the SEC by the Company. The units were issued to seventeen accredited investors pursuant to exemptions from registration as set out in Rule 506 of Regulation D under the Securities Act.

The shares issued in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act of 1933.

D/JLM/721524.1

As a condition of the private placement, we have agreed to file a registration statement within 45 days of the closing date of the private placement registering all of the securities issued.

An agent’s fee is payable to C.K. Cooper & Company, Inc. in the amount of 6.5% of the gross proceeds payable in cash and 2.5% in warrants, exercisable at the price of $7.00 per share. Proceeds of the private placement will be used for exploration and development of the Registrant’s oil and gas properties in Papua New Guinea and working capital.

Item 9.01. Financial Statements and Exhibits.

10.1	Form of Subscription Agreement with the following placees:
Gary Brennglass
B&E Apartments, LP
HEM Properties
Frey Living Trust
Edward Ajootian
Bruce E. O’Brien Living Trust Dated 12/17/91
Kent Seymour & Maskaria Seymour
GSSF Master Fund, LP
Gryphon Master Fund, L.P.
Colonial Fund, LLC
Enable Opportunity Partners L.P.
Enable Growth Partners L.P.
Cranshire Capital, L.P.
Bushido Capital Master Fund, LP
Gamma Opportunity Capital Partners, LP Class C
Gamma Opportunity Capital Partners, LP Class A
Renata Kalweit

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEETAH OIL & GAS LTD.

/s/ Ted Kozub

Authorized Signatory

Date: June 1, 2005